SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-A

        For Registration of Certain Classes of Securities
             Pursuant to Section 12(b) or (g) of the
                 Securities Exchange Act of 1934

      CNB BANCSHARES, INC.                     CNB CAPITAL TRUST I
--------------------------------           ------------------------------
(Exact Name of Registrant                  (Exact Name of Registrant
as Specified in its Charter)               as Specified in its Charter)

      Indiana                                  Delaware
--------------------------------           ------------------------------
(State of Incorporation or                 (State of Incorporation or
Organization)                              Organization)

      35-1568731                               Applied For
--------------------------------           -------------------------------
(IRS Employer Identification Number)      (IRS Employer Identification Number)

                                               c/o CNB Bancshares, Inc.
      20 N.W. Third Street                     20 N.W. Third Street
      Evansville, Indiana 47739                Evansville,  Indiana 47739
--------------------------------          --------------------------------
(Address of Principal Executive           (Address of Principal Executive
Offices)                                  Offices)

                        ______________________________

        Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of Each Exchange
          Title of Each Class                      Which Each Class is to be
          so Registered                            Registered

          __ %  Shared Preference                  New York Stock Exchange, Inc.
          Redeemable Securities (and
          the Guarantee with
          respect thereto)

           If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

           If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

           Securities Act registration statement file number to which this form relates: 333-55947 and 333-55947-01.
                       ______________________________


       Securities to be registered pursuant to Section 12(g) of the Act:
                                    None


Page


Item 1.   Description of Registrant's Securities to be Registered

       For a full description of the % Shared Preference Redeemable Securities (the "Capital Securities") to be issued by CNB Capital Trust I, a Delaware statutory business trust (the "Trust"), and the guarantee with respect to the Capital Securities issued by CNB Bancshares, Inc., an Indiana corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of Capital Securities," "Description of Convertible Subordinated Debentures," and "Description of Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-55947 and 333-55947-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on June 3, 1998, under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus are incorporated herein by reference. Definitive copies of the Prospectus describing the Capital Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed incorporated by reference into this Registration Statement on Form 8-A.

Item 2.   Exhibits

            2.1 Certificate of Trust of CNB Capital Trust I. Incorporated by reference to Exhibit 4.3 to the Registration Statement.

            2.2(a) Trust Agreement of CNB Capital Trust I. Incorporated by reference to Exhibit 4.4 to the Registration Statement.

            2.2(b) Form of Amended and Restated Trust Agreement of CNB Capital Trust I. Incorporated by reference to Exhibit 4.5 to the Registration Statement.

            2.3      Form of Capital Security Certificate of CNB Capital
                     Trust I. Incorporated by reference to Exhibit 4.6 to the Registration Statement (included as an exhibit to Exhibit 4.5 to the Registration Statement).

            2.4 Form of Capital Securities Guarantee Agreement for CNB Capital Trust I. Incorporated by reference to Exhibit 4.7 to the Registration Statement.

            2.5 Form of Indenture between CNB Bancshares, Inc. and The Bank of New York, as Trustee. Incorporated by reference to
                     Exhibit 4.1 to the Registration Statement.

            2.6 Form of Convertible Subordinated Debenture. Incorporated by reference to Exhibit 4.2 to the Registration Statement (included as an exhibit to Exhibit 4.1 to the Registration Statement).


Page

                                SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


Dated:  June 5, 1998




CNB BANCSHARES, INC.                         CNB CAPITAL TRUST I



 /s/  John R. Spruill                         /s/  John R. Spruill
---------------------------------            ---------------------------------
      John R. Spruill                              John R. Spruill
      Executive Vice President                     Administrative Trustee